AMENDED SHAREHOLDERS' AGREEMENT AND IRREVOCABLE PROXY

                                       FOR

                       VISTA VACATIONS INTERNATIONAL, INC.

     AGREEMENT, made and entered into as of the 28th day of September 1999 , by and among TERI NADLER, residing at 6645 Northwest 48th Manor, Coral Springs, Fla., 33067, and NELLIE TIPPERY, residing at 219 E. Wiser Lake Rd., Lynden Wash. 98264, JEAN HICKMAN, ALICIA TORREALBA, collectively referred to as the "Shareholders" and Vista Vacations International, Inc., (the "Corporation") with offices at 5653 NW 29th Street, Margate, FL.

                              W I T N E S S E T H:

     WHEREAS, the Corporation was incorporated on November 13, 1998 and is presently in good standing; and WHEREAS, the Shareholders desire to provide for the contemplated business of the Corporation and assure the continuity of management of the Corporation and its business, and in furtherance thereof, to place certain restrictions on the sale, transfer or other disposition of the shares of the Corporation now owned or hereafter acquired by each of them;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

1. WHEREAS, Nellie Tippery had joined the corporation as shareholder and had provided funds necessary to start up the corporation and to provide further funds during the operation of the company until financing was available from some third party lender or bank and

     WHEREAS the corporation has borrowed $150,000.00 ONE HUNDRED FIFTY THOUSAND DOLLARS from Tippery and having sought additional funds from Tippery and being denied those additional funds by Tippery and Tippery is not willing to sign as a guarantor or obligor as a major shareholder of the corporation, and upon mutual agreement and understanding Tippery agrees to re-characterize her status with the corporation and give up her right of ownership to any shares of the corporation in exchange for any further obligation on her part to provide further financing to the company,

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree that the shareholders agreement and irrevocable proxy dated November 13, 19998, is amended to reflect:

1. That Nellie Tippery is no longer a shareholder of the corporation. But merely a creditor.

2. That the amount lent by Tippery to the corporation is One Hundred Fifty Thousand Dollars $150,000.00 and is due on October 1, 2000.

3. That said loan amount of One Hundred Fifty Thousand $150,000.00 shall be secured by the number of shares of stock, which represent 375 shares or not less than 25% of the corporation.

4. That the security agreement and Promissory Note dated November 13, 1998 shall be amended to reflect these changes.

5. That Nellie Tippery shall no longer have any voting rights in the company or any other rights associated with being a shareholder of said corporation. As such Tippery waives any notices or procedural requirements that were implied or express in such Shareholders Security and Pledge agreement.


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6.   As  further  consideration  to Tippery  provided  by the  Corporation,  the corporation agrees to convey upon Tippery the right of first refusal to purchase the 25% or 375 shares of the Corporation that Tippery has as security for her loan. The right of first refusal applies to any bona fide offer made in written form from a third party purchaser. In such event, Tippery is granted the additional right to be given a credit for any monies including applicable interest due to Tippery at the time such offer is made. Therefore, as an example if a John Q. Investor was to offer $250,000. For the 375 shares which are set aside by the Corporation to secure Tippery's loan, Tippery may have the right to purchase those same shares at the same terms and conditions and would be given a credit of approximately $150,000, which is the amount that is currently Tippery's loan balance with the Corporation. Therefore in the above example, Tippery would only have to pay to the Corporation approximately $100,000 in additional funds to purchase those shares.

7. Tippery hereby acknowledges that she has the right to counsel to review this document, and has either done so, or has waived her right to do so.

2. Counterparts. This Agreement maybe executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                            VISTA VACATIONS INTERNATIONAL, INC.,


[corporate seal]

By: /s/ Teri Nadler

By: /s/ Jean Hickman

By: /s/ Alicia Torrealba

By:  /s/ Nellie Tippery


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